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                                                                 EXHIBIT 2(r)(i)

                           UNDISCOVERED MANAGERS FUNDS
                               UM INVESTMENT TRUST
                           UNDISCOVERED MANAGERS, LLC

                                 CODE OF ETHICS
                           EFFECTIVE NOVEMBER 28, 2001

         This is the Code of Ethics of Undiscovered Managers Funds, UM Investment Trust (collectively, and together with every series thereof, the "Funds") and Undiscovered Managers, LLC ("UMLLC"). It applies to all board members, officers and employees of the following organizations:

                           o        the Funds,

                           o        UMLLC and

                           o every sub-adviser to any of the Funds, including Cadogan Management, L.L.C. (collectively the "Sub-Advisers" and each a "Sub-Adviser"), except Sub-Advisers that the Board of Trustees of the Funds have authorized to operate under their own Codes of Ethics under the standards explained in Appendix A to this Code of Ethics.

In this Code, these organizations are called "COVERED COMPANIES."

OVERVIEW

         This Code is designed to protect the Funds against improper securities trading for the accounts of certain people who are associated with the Funds, UMLLC or the Sub-Advisers.

         The Code uses two main features to protect the Funds:

                           o it prohibits certain kinds of trading by "ACCESS PERSONS" and

                           o it requires "ACCESS PERSONS" to report their securities holdings and transactions, so they can be checked for conflicts with the Funds' investment activities.


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THINGS YOU NEED TO KNOW TO USE THIS CODE

         1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

         2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

                                        ACCESS PERSON,
                                        INVESTMENT PERSON and/or
                                        INDEPENDENT DIRECTOR/TRUSTEE.

         If you don't know, ask the CODE OFFICER, Yvonne Kanner.

         If you are an INDEPENDENT DIRECTOR/TRUSTEE, even though you are also an ACCESS PERSON only a few provisions of this Code apply to you. See the definition of INDEPENDENT DIRECTOR/TRUSTEE at the end of the Code to be directed to such provisions.

         This Code has five sections:

                  Part I--General Principles
                  Part II--Prohibited Transactions
                  Part III--Reporting
                  Definitions
                  Appendix A--Standards for Sub-Advisers That Want to Operate Under Their Own Codes of Ethics

         There are also three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can get copies of the Reporting Forms from the CODE OFFICER.

         NOTE: If you are an INVESTMENT PERSON, you are automatically an ACCESS PERSON too, so you must comply with both the ACCESS PERSON provisions and the INVESTMENT PERSON provisions.

         By SEC rule, all the members of a COVERED COMPANY's board are ACCESS PERSONS, even those who aren't employees of a COVERED COMPANY. So all board members of a COVERED COMPANY are subject to this Code.

         3. The CODE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

         o UMLLC expects that waivers will be granted only in rare instances, and

         o Some provisions of the Code that are mandated by SEC rule cannot be waived.


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    PART I--GENERAL PRINCIPLES--THESE APPLY TO ALL PERSONNEL OF EACH COVERED
         COMPANY (INCLUDING ALL BOARD MEMBERS OF EACH COVERED COMPANY)

         UMLLC and each of the Funds' Sub-Advisers is a fiduciary for the Funds. Because of this fiduciary relationship, it is generally improper for a COVERED COMPANY or its board members, officers or employees to

                               o use for their own benefit (or the benefit of anyone other than the Funds) information about the purchases or sales of portfolio securities that are being made for a Fund or that a Sub-Adviser is considering making for a Fund; or

                               o take advantage of investment opportunities that would otherwise be available for the Funds.

         Also, as a matter of business policy, the Funds and UMLLC want to avoid even the appearance that UMLLC, the Sub-Advisers, those organizations' personnel, the Funds' trustees and officers or others receive any improper benefit from information about the Funds' portfolio holdings or trading.

         The Funds and UMLLC expect all board members, officers and employees of each COVERED COMPANY to comply with the spirit of the Code, as well as the specific rules contained in the Code.

         The Funds and UMLLC treat violations of this Code (including violations of the spirit of the Code) very seriously. The Securities and Exchange Commission will also take violations of this Code very seriously. If you violate either the letter or the spirit of this Code, the Funds or UMLLC might impose penalties or fines, require disgorgement of trading gains, or remove or suspend you from your position with the Funds. If you are an employee of UMLLC, UMLLC might cut your compensation, demote you or suspend or terminate your employment.

         Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if the Funds aren't harmed by your conduct.

         If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CODE OFFICER. Don't just guess at the answer.


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PART II--PROHIBITED TRANSACTIONS

         (A) PROHIBITION OF FRAUD, DECEIT ETC. BY ACCESS PERSONS.--No ACCESS PERSON of any COVERED COMPANY shall, in connection with the purchase or sale, directly or indirectly, by such person of a COVERED SECURITY held or to be acquired by a Fund:

         o        employ any device, scheme or artifice to defraud any Fund;

         o make to any Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         o engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

         o        engage in any manipulative practice with respect to any Fund.

For purposes of this prohibition, a "COVERED SECURITY held or to be acquired" by a Fund means any COVERED SECURITY that, within the most recent 15 days (1) is or has been held by the Fund or (2) is being or has been considered by the Fund, UMLLC or the Fund's Sub-Adviser for purchase by the Fund.

         (B) PROHIBITION ON TRADING SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR A FUND--Except as permitted by Part II(C) of this Code, no ACCESS PERSON of any COVERED COMPANY or member of such an ACCESS Person's FAMILY/HOUSEHOLD shall purchase or sell, directly or indirectly, any COVERED SECURITY (or any option to purchase or sell such COVERED SECURITY, or any security convertible into or exchangeable for such COVERED Security) in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP and which he or she knows (or, in the case of transactions by an ACCESS PERSON, such ACCESS PERSON should have known) at the time of such purchase or sale:

         is being considered for purchase or sale by a Fund; or

         is being purchased or sold by a Fund.

For purposes of this prohibition:

         o A COVERED SECURITY is "being considered for purchase or sale" by a Fund when a recommendation to purchase or sell the security for the Fund has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         o A COVERED SECURITY is "being purchased or sold" by a Fund from the time when a purchase or sale program for the Fund has been communicated to the person who places the buy or sell orders for the Fund until the time when such program has been fully completed or terminated.


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         o        The Funds and UMLLC recognize that, except in unusual
                  circumstances, the INDEPENDENT DIRECTORS/TRUSTEES and any other members of UMLLC's Board who aren't employees of UMLLC neither will know nor should know what COVERED SECURITIES are being purchased or sold (or being considered for purchase or sale) by the Funds.

         o If an ACCESS PERSON is an ACCESS PERSON solely because of his or her affiliation with a Sub-Adviser, then any purchase or sale (or considered purchase or sale) not known to such ACCESS PERSON of any COVERED SECURITY by any Fund not sub-advised by such Sub-Adviser will not be considered a purchase or sale (or considered purchase or sale) of which such ACCESS PERSON "should have known."

(C) EXCEPTIONS--The prohibitions of Part II(B) of this Code do not apply to the following transactions:

         (1) Purchases or sales of COVERED SECURITIES that are not eligible for purchase or sale by any Fund.

         (2) Purchases or sales that are non-volitional on the part of either the ACCESS PERSON (or FAMILY/HOUSEHOLD member) or the Funds, including purchases or sales upon the exercise of puts or calls written by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) or the Fund and sales from a margin account pursuant to a bona fide margin call.

         (3) Purchases made solely under, and with the dividend proceeds received in, a dividend reinvestment plan.

         (4) Purchases by an employee of COVERED SECURITIES issued by the employee's employer under an automatic payroll deduction plan.

         (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of rights so acquired.

         (6) Transactions that appear to present no reasonable likelihood of harm to the Funds, that are otherwise in accordance with Rule 17j-1 under the Investment Company Act of 1940 and that the President of the Funds or the CODE OFFICER has authorized in advance.

         (7) Purchases or sales of up to 500 shares of a COVERED SECURITY that is being considered for purchase or sale or being purchased or sold for a Fund if (1) the issuer has a market capitalization of over $10 billion, or (2) in the case of any purchase or sale of an equity security by an ACCESS PERSON of a Sub-Adviser (or a member of the FAMILY/HOUSEHOLD of such ACCESS PERSON), the aggregate amount of such equity security (including any options to buy or sell such equity security, and all securities convertible into or exchangeable for such equity security) held or being considered for purchase for all accounts over which such Sub-Adviser has investment discretion does not exceed 5% of the average daily trading volume (over the most recent 30-day period) of such equity security.


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         (8)      With respect to any ACCESS PERSON of any Sub-Adviser,
                  transactions for the account of any investment advisory account managed by such Sub-Adviser that is a limited partnership or other pooled investment vehicle, provided that all board members, officers and employees of such Sub-Adviser (and members of their FAMILY/HOUSEHOLD) collectively own or hold, directly or indirectly, less than a 25% interest in the profits or losses of the partnership or other vehicle.

         (9) Transactions that the FUND INDEPENDENT TRUSTEES, after consideration of relevant facts and circumstances, determine not to have been fraudulent, deceptive or manipulative with respect to any Fund.

(D) PROHIBITION ON PURCHASES OF IPOS AND PRIVATE PLACEMENTS WITHOUT ADVANCE APPROVAL (APPLIES TO INVESTMENT PERSONS ONLY)--If you are an INVESTMENT PERSON, neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in a private placement or an initial public offering, except with the specific, advance written approval of the CODE OFFICER, which the CODE OFFICER may deny for any reason.


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PART III--REPORTING REQUIREMENTS--THESE APPLY TO ALL ACCESS PERSONS OF EVERY
COVERED COMPANY (INCLUDING ALL INVESTMENT PERSONS AND ALL MEMBERS OF EVERY COVERED COMPANY'S BOARD), EXCEPT THAT INDEPENDENT DIRECTORS/TRUSTEES ARE SUBJECT ONLY TO PARAGRAPH 2 OF THIS PART III (AND THEN ONLY IN CERTAIN CIRCUMSTANCES)

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.

ALSO: You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

         1. INITIAL HOLDINGS REPORTS. No later than 10 days after you become an ACCESS PERSON, you must file with the CODE OFFICER a Holdings Report on Form A (copies of all reporting forms are available from the CODE OFFICER). Personnel who are ACCESS PERSONS on the date this Code goes into effect (August 31, 2000) must file an Initial Holdings Report on Form A with the CODE OFFICER by October 1, 2000.

         Form A requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP on the date you become an ACCESS PERSON (or on August 31, 2000, if you are an ACCESS PERSON on the date this Code goes into effect). It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON (or on August 31, 2000, if you are an ACCESS PERSON on the date this Code goes into effect).

         Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

         2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of March, June, September and December each year, you must file with the CODE OFFICER a Quarterly Transactions Report on Form B.

         Form B requires you to list all transactions during the most recent calendar quarter in COVERED SECURITIES, in which transactions you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to list all brokers,


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dealers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which any securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

         3. ANNUAL HOLDINGS REPORTS. By January 30 of each year, you must file with the CODE OFFICER an Annual Holdings Report on Form C.

         Form C requires you to list all COVERED SECURITIES in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31 of the immediately preceding year. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31 of the immediately preceding year.

         Form C also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.


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                                   DEFINITIONS

         These terms have special meanings in this Code of Ethics:

                                  ACCESS PERSON
                              BENEFICIAL OWNERSHIP
                                  CODE OFFICER
                                 COVERED COMPANY
                                COVERED SECURITY
                                FAMILY/HOUSEHOLD
                            FUND INDEPENDENT TRUSTEE
                          INDEPENDENT DIRECTOR/TRUSTEE
                                INVESTMENT PERSON

         The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

                  IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE CODE OFFICER. DON'T JUST GUESS AT THE ANSWER.

ACCESS PERSON of a COVERED COMPANY or other organization includes:

                  EVERY MEMBER of the organization's board, even those board members who aren't employees of the organization (if the organization is a partnership, every general partner of the organization is regarded as a board member of the organization or, if there is an entity that is the general partner, every member of the board of that entity is regarded as a board member of the organization)

                  Every officer of the organization

                  Every employee of the organization (or of any company that directly or indirectly has a 25% or greater interest in the organization) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a COVERED SECURITY for any Fund, or whose functions relate to the making of any recommendations with respect to purchases or sales for any Fund


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                  Any natural person in a control relationship to the
                  organization who obtains information concerning recommendations made to any Fund with regard to the purchase or sale of a COVERED SECURITY for such Fund.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which a person exercises investment discretion (other than for a client of the COVERED COMPANY with which the person is associated), even if the person doesn't share in the profits of the transaction. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

                  Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

                  Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

                  Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL Ownership. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

                  Securities in a person's individual retirement account.

                  Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

                  Securities owned by a trust of which the person is either a trustee or a beneficiary.

                  Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).


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This is not a complete list of the forms of ownership that could constitute
BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the CODE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

CODE OFFICER means Yvonne Kanner, or another person that she designates to perform the functions of Code Officer when she is not available, or any other person designated by the President of the Funds to be the Code Officer. You can reach the Code Officer by calling (214) 999-7200. For purposes of reviewing the Code Officer's own transactions and reports under this Code, the functions of the Code Officer are performed by Patricia Duncan.

COVERED COMPANY means:

                           Undiscovered Managers Funds
                           UM Investment Trust
                           Undiscovered Managers, LLC
                           Each Sub-Adviser of the Funds, except Sub-Advisers
                                    that have been approved to operate under their own Code of Ethics under Appendix A

COVERED SECURITY means anything that is considered a "security" under the Investment Company Act of 1940, except:

                  Direct obligations of the U.S. Government.

                  Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                  Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds).

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

                  options on securities, on indexes and on currencies.

                  investments in all kinds of limited partnerships.

                  investments in foreign unit trusts and foreign mutual funds.


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                  investments in private investment funds, hedge funds and
                  investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask the CODE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

                  Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support).

                  Your children under the age of 18.

                  Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support).

                  Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding UMLLC's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

FUND INDEPENDENT TRUSTEE means a Trustee of Undiscovered Managers Funds who is not an "interested person" of the Funds under the Investment Company Act of 1940, and who is subject to this Code only because of being a Trustee of the Funds.

INDEPENDENT DIRECTOR/TRUSTEE means:

         o a board member of UMLLC or a Fund's Sub-Adviser who (1) is not an "interested person," as defined in Section 2(a)(19)(B) of the Investment Company Act of 1940, of any of UMLLC or any of the Funds' Sub-Advisers for any reason other than that he or she is a board member of UMLLC or any of the Funds' Sub-Advisers and knowingly has a direct or indirect beneficial interest in securities issued by UMLLC or any of the Funds' Sub-Advisers and (2) has no involvement with the day-to-day operations of any of UMLLC or any of the Funds' Sub-Advisers; and


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         o        a FUND INDEPENDENT TRUSTEE.

         If you are an INDEPENDENT DIRECTOR/TRUSTEE, you are subject to only these parts of the Code:

         Part I (General Principles)

         Part II(A) (Prohibition of Fraud Etc.)

         Part II(B) (Prohibition on Trading COVERED SECURITIES Being Purchased, Sold or Considered for the Funds)--but only as to transactions where you know (or should have known) that the COVERED SECURITY was being purchased or sold (or considered for purchase or sale) by a Fund.

         Part III(A)2 (Quarterly Transaction Reporting)--but only if, during the calendar quarter, you bought or sold a COVERED SECURITY and you knew (or, in the ordinary course of fulfilling your official duties as Fund Trustee or board member, as applicable, you should have known) that, during the 15-day period immediately before or after you purchased or sold the COVERED SECURITY:

         o        a Fund purchased or sold that COVERED SECURITY, or

         o a Fund's Sub-Adviser considered purchasing or selling that COVERED SECURITY for the Fund.

INVESTMENT PERSON means any employee of UMLLC or a Sub-Adviser that is a COVERED COMPANY (or of any company that directly or indirectly has a 25% or greater interest in UMLLC or in a Sub-Adviser that is a COVERED COMPANY) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) for any Fund; and any natural person who directly or indirectly has a 25% or greater interest in UMLLC (or in a Sub-Adviser that is a COVERED COMPANY) and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the Fund.


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                                   APPENDIX A

STANDARDS FOR SUB-ADVISERS THAT WANT TO OPERATE UNDER THEIR OWN CODES OF ETHICS

         Every Sub-Adviser to any Fund is a COVERED COMPANY under this Code of Ethics, except for Sub-Advisers that operate under a separate Code of Ethics that (1) meets the requirements of Rule 17j-1 under the Investment Company Act,
(2) has been submitted to the Board of Trustees of the Funds and (3) the Board of Trustees has determined is satisfactory (which determination the Board of Trustees may revoke at any time upon notice to such Sub-Adviser). Each Sub-Adviser that so operates under a separate Code shall

         o promptly report to the Funds in writing any material amendments to such Code;

         o promptly furnish to the Funds or UMLLC upon request copies of any reports made pursuant to such Code by any ACCESS PERSON of such Sub-Adviser; and

         o immediately furnish to the Funds and UMLLC, without request, all material information regarding any violation of such Code by any ACCESS PERSON of such Sub-Adviser.


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